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EXHIBIT 11.1
                     AMERICAN BIOMED, INC. AND SUBSIDIARIES

                      COMPUTATION OF LOSS PER COMMON SHARE
                                  (Unaudited)

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
                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                        ------------
                                                                                1995                       1996
                                                                              -----------------------------------
Computation of loss per common share:

    Net loss                                                              $ (  515,903)          $(  499,797)
                                                                          ============           ===========

 Weighted average shares outstanding                                         9,234,651             9,505,274
                                                                          ============           ===========


Loss per common share                                                            $(.06)                $(.05)
                                                                                 =====                 =====

Computation of loss per common
   share assuming full dilution  (A):

   Weighted average shares outstanding
   used in computing net loss per share                                      9,234,651             9,505,274
                                                                           ===========           ===========

Loss per common share assuming
   full dilution                                                                 $(.06)                $(.05)
                                                                                 =====                 =====
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(A) This calculation is submitted in accordance with Securities and Exchange
    Act of 1934 Release No. 9083 although it is contrary to APB Opinion 15 because it does not result in any dilution.